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                                                                     Exhibit 4.4


                      AMENDMENT NO. 3 TO THE THIRD AMENDED
                      AND RESTATED STOCKHOLDERS' AGREEMENT


     Amendment No. 3, dated as of March 31, 2001, to the Third Amended and Restated Stockholders' Agreement, dated as of April 20, 1999, as amended by Amendment No. 1, dated as of November 20, 2000, and Amendment No. 2, dated as of December 14, 2000 (collectively, the "Stockholders' Agreement"), by and among the Company, the WCAS Purchasers, SBCT, TPC, CIBC II, CIBC III, Caravelle, JHW II, JHW III, JHW Strategic III, JHW Mezzanine, Clark, Tomick, Bryne, Waller, Kitty Hawk III, Kitty Hawk IV, Eagle Creek, Finley LP, NCEF, Lutkewich, Jackman, Eckert, Gupton, Price LP and Benake. Unless otherwise defined herein, capitalized terms shall have such meanings ascribed to them in the Stockholders' Agreement.

     WHEREAS, at the Company's annual meeting of stockholders for 2001, stockholders of the Company will, among other things, vote to elect members of the Company's Board of Directors (the "Board") to serve until the next annual meeting; and

     WHEREAS, pursuant to Section 1 of the Stockholders' Agreement, the WCAS Purchasers, the Whitney Purchasers, TPC and SBCT are entitled to designate nominees for the Board; and

     WHEREAS,  such Stockholders  have designated the following  nominees to the
Board: the WCAS Purchasers have designated Thomas E. McInerney, Lawrence B. Sorrel and James R. Matthews; the Whitney Purchasers have designated Michael R. Stone; TPC has designated Timothy M. Donahue and Steven M. Shindler; and SBCT has designated Edgar L. Reynolds; and

     WHEREAS, such nominees, together with Stephen H. Clark, Calvin J. Payne and Michael J. Price as current directors who will also be nominees to the Board, provide for a ten (10) person slate of directors for the Board; and

     WHEREAS, Amendment No. 2 to the Stockholders' Agreement amended Section 1(a)(i) of the Stockholders' Agreement to provide, in pertinent part, that "the authorized number of directors of the [Board] shall be established at twelve
(12) persons...."; and

     WHEREAS, pursuant to Section 18 of the Stockholders' Agreement, the Company and the Stockholders desire to amend the Stockholders' Agreement to further amend Section 1(a)(i) to allow more flexibility in setting the size of the Board, as more particularly set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

     1. Amendment of Section 1(a)(i).

     Section 1(a)(i) of the Stockholders' Agreement is hereby amended in its entirety and replaced with the following:

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                                      -2-

               "(i) the authorized number of directors of the board of directors of the Company (the "Board") to be established at such number of directors as will accommodate all persons designated pursuant to clause (ii) below, or, at the request of the holders of a majority of the Common Stock then held by the WCAS Purchasers, an increase in the size of the Board, up to a maximum of fifteen (15) persons;"

     2. Continuing Effect of Stockholders' Agreement. This Amendment shall not constitute an amendment or modification of any other provision of the Stockholders' Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Stockholders' Agreement are and shall remain in full force and effect.

     3. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

     4. Governing Law. This Amendment shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of law.



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         IN WITNESS WHEREOF, each of the parties hereto has executed this agreement, as of the day and year first above written.


                 WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

                 By:   WCAS VIII Associates, L.L.C.,
                       its General Partner


                 By: /s/Lawrence B. Sorrel
                     -------------------------------------------------
                       Name:Lawrence B. Sorrel
                       Title:Managing Member


                 WCAS CAPITAL PARTNERS III, L.P.

                 By:   WCAS CP III Associates, L.L.C.,
                       its General Partner


                 By: /s/Lawrence B. Sorrel
                     -------------------------------------------------
                       Name:Lawrence B. Sorrel
                       Title:Managing Member


                 WCAS INFORMATION PARTNERS, L.P.


                 By: /s/Lawrence B. Sorrel
                     -------------------------------------------------
                       Name:Lawrence B. Sorrel
                       Title:Managing Member


                 TOWER PARENT CORP.


                 By: /s/Steven Shindler
                     -------------------------------------------------
                       Name:Steven Shindler
                       Title:Chief Executive Officer, Nextel International


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                 CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.


                 By: /s/Andrew R. Heyer
                     -------------------------------------------------
                       Name:Andrew R. Heyer
                       Title:Managing Member


                 CO-INVESTMENT MERCHANT FUND 3, LLC


                 By: /s/Andrew R. Heyer
                     -------------------------------------------------
                       Name:Andrew R. Heyer
                       Title:Managing Member


                 CARAVELLE INVESTMENT FUND, L.L.C.

                 By: Caravelle Advisors, L.L.C., as its Investment Manager and Attorney-in-Fact


                 By: /s/Andrew R. Heyer
                     -------------------------------------------------
                       Name:Andrew R. Heyer
                       Title:Managing Member

                 WHITNEY EQUITY PARTNERS, L.P.

                 By:   Whitney Equity Partners, LLC, its General Partner


                 By: /s/Michael R. Stone
                     -------------------------------------------------
                       Name:Michael R. Stone
                       Title:Managing Member

                 J.H. WHITNEY III, L.P.

                 By:   J.H. Whitney Equity Partners III, LLC, its General
                       Partner


                 By: /s/Michael R. Stone
                     -------------------------------------------------
                       Name:Michael R. Stone
                       Title:Managing Member
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                 WHITNEY STRATEGIC PARTNERS III, L.P.

                 By:   J.H. Whitney Equity Partners III L.L.C., its General
                       Partner


                 By: /s/Michael R. Stone
                     -------------------------------------------------
                       Name:Michael R. Stone
                       Title:Managing Member


                 WHITNEY MEZZANINE FUND, L.P.

                 By:   Whitney GP, LLC,
                       Its General Partner


                 By: /s/Michael R. Stone
                     -------------------------------------------------
                       Name:Michael R. Stone
                       Title:Managing Memeber

                 ------------------------------------
                 Stephen H. Clark


                 ------------------------------------
                 David P. Tomick


                 SBC TOWER HOLDINGS LLC

                 By: New Southwestern Bell Mobile Systems, Inc., its Managing Member


                 By: /s/Gregory L. Gibson
                     -------------------------------------------------
                       Name:Gregory L. Gibson
                       Title:Vice President